UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2013

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 16, 2013, the Board of Directors (the “Board”) of Hansen Medical, Inc. increased the authorized size of the Board to nine members, creating one vacancy on the Board.

On July 16, 2013, the Board appointed Ms. Marjorie Bowen to serve as a member of the Board, effective immediately, to fill the newly created vacancy on the Board. Ms. Bowen was appointed as a Class I director, with an initial term expiring at the 2016 annual meeting of stockholders. This appointment was based on the recommendation of the Board’s Nominating and Corporate Governance Committee. The Board has determined that Ms. Bowen is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

In connection with his appointment to the Board, Ms. Bowen will be entitled to receive cash and equity compensation consistent with that of the Company’s other non-employee directors. Such compensation is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC.
(Registrant)

Date: July 17, 2013	/s/ Peter J. Mariani
Peter J. Mariani Chief Financial Officer